SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                ________________


                                   FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2000

                           ARETE INDUSTRIES, INC.
        (Exact name of registrant as specified in its charter)

       Colorado                     33-16820-D             84-1063149
State or other jurisdiction        Commission              IRS Employer
of incorporation or organization    File No.              Identification Number

2305 Canyon Blvd., Suite 103, Boulder, Colorado             80302
(Address of principal executive offices)                  (Zip Code)

                                 (303) 247-1313
                          (Telephone Number including Area Code)

                                        N/A
              (Former  name, former address and former fiscal year
                           if changed since last report)


Item 4.     Changes in Registrants Certifying Accountant

	On March 15, 2000, Arete Industries, Inc. dismissed Schumacher & Associates,
 Inc. CPA's as its principal accountants.  Such action had been previously approved by the Registrant's Board of Directors.  Schumacher & Associates,
Inc. reports on the financial statements for the past two years contained no qualification, disclaimer of opinion or adverse opinion.  Their report dated
April 14, 1999, and July 2, 1998 however, included a paragraph regarding substantial doubt about the Registrant's ability to continue as a going concern.
Through the date of the change in accountants, there were no disagreements with
Schumacker & Associates, Inc. CPA's on any matter or accounting principles or practices, financial statement disclosure or auditing scope or proceedure, which disagreements have caused them to make reference to the subject matter of the disagreements in connection with their reports.

On March 15, 2000, the Registrant retained Causey Demgen & Moore, Inc. as the Company's independent accountants to conduct an audit of the Registrant's financial statements for the fiscal year ending December 31, 1999. This action was previously approved by the Registrant's Board of Directors and is subject to shareholder ratification. The decision to retain Causey
Demgen & Moore Inc. was made to fulfill the Registrant's increasing need for a broader range of capabilities and services available in this multi-person, regional accounting firm.

Item 7. Exhibits. The following exhibits are included in this report, as required by Item 601 of Regulation SB.

Exhibit No. 16.  Letter re: Change in Certifying Accountant, as required by
Item 304(a)(3) of Regulation SB.



                               SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	Dated:   March 14, 2000

                       By:   /s/ Thomas P. Raabe
                             Thomas P. Raabe, Chairman, Director and Chief
                              Executive Officer